UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 23, 2017

ECHELON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-37755	77-0203595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Patrick Henry Drive
Santa Clara, California 95054
(Address of principal executive offices, including zip code)

(408) 938-5200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Echelon Corporation (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”) on May 23, 2017. Of the 4,437,461 shares of the Company’s common stock entitled to vote at the Annual Meeting, 3,608,689 shares, representing approximately 81.32% of the total votes eligible to be cast, were represented at the Annual Meeting in person or by proxy, constituting a quorum. The matters voted upon at the Annual Meeting and the results of such voting are set forth below:

Proposal 1: Election of one Class A director to serve for a term of three years:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Ronald A. Sege	1,124,929	563,997	1,919,763

Based on the votes set forth above, the Class A director nominee was duly elected.
Proposal 2: Ratification of the appointment of Armanino LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
3,424,027	174,183	10,479	—

Based on the votes set forth above, the appointment of Armanino LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 was duly ratified.
Proposal 3: The approval, on an advisory basis, of the compensation of the Company’s named executive officers:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
1,352,178	319,211	17,537	1,919,763

Based on the votes set forth above, the compensation of the Company’s named executive officers was approved on an advisory basis.
Proposal 4: The approval, on an advisory basis, of the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers:

3 Years	2 Years	1 Year	Votes Abstained	Broker Non-Votes
875,957	25,488	784,549	2,932	1,919,763

Based on the votes set forth above, holding future stockholder advisory votes on the compensation of the Company’s named executive officers every three years was approved on an advisory basis.

The Company’s Board of Directors has determined that the Company will continue to hold an advisory vote on the compensation of the Company’s named executive officers every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHELON CORPORATION

By:	/s/ C. Michael Marszewski
C. Michael Marszewski Vice President and Chief Financial Officer

Date: May 25, 2017